UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009

UNISOURCE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-13739	86-0786732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	1-5924	86-0062700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 8, 2009, The Industrial Development Authority of the County of Pima (Pima Authority) issued and sold in a public offering for the benefit of Tucson Electric Power Company (TEP) $80,410,000 aggregate principal amount of tax-exempt pollution control revenue bonds (Pima Bonds). The Pima Bonds bear interest at the rate of 4.95%, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2010, and mature on October 1, 2020.

The Pima Bonds were issued under an Indenture of Trust, dated as of October 1, 2009 (Pima Indenture), between the Pima Authority and U.S. Bank Trust National Association, as Trustee (Pima Trustee). The Pima Bonds are payable solely from payments to be made by TEP pursuant to a loan agreement, dated as of October 1, 2009, between TEP and the Pima Authority (Pima Loan Agreement), pursuant to which the Pima Authority has loaned the proceeds of the Pima Bonds to TEP. Pursuant to the Pima Loan Agreement, TEP is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal of, and premium, if any, and interest on the Pima Bonds. TEP’s obligations under the Pima Loan Agreement are unsecured.

The proceeds of the sale of the Pima Bonds will be applied to redeem, at par on November 2, 2009, a corresponding principal amount of bonds, bearing interest at the rate of 6.95%, previously issued by the City of Farmington, New Mexico for TEP’s benefit.

Concurrently with the issuance of the Pima Bonds, the Coconino County, Arizona Pollution Control Corporation (Coconino PCC) issued and sold in a public offering for the benefit of TEP) $14,700,000 aggregate principal amount of tax-exempt pollution control revenue bonds (Coconino Bonds). The Coconino Bonds bear interest at the rate of 5.125%, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2010, and mature on October 1, 2032.

The Coconino Bonds were issued under an Indenture of Trust, dated as of October 1, 2009 (Coconino Indenture and, together with the Pima Indenture, the Indentures), between the Coconino PCC and U.S. Bank Trust National Association, as Trustee (Coconino Trustee). The Coconino Bonds are payable solely from payments to be made by TEP pursuant to a loan agreement, dated as of October 1, 2009, between TEP and the Coconino PCC (Coconino Loan Agreement and, together with the Pima Loan Agreement, the Loan Agreements), pursuant to which the Coconino PCC has loaned the proceeds of the Coconino Bonds to TEP. Pursuant to the Coconino Loan Agreement, TEP is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal of, and premium, if any, and interest on the Coconino Bonds.  TEP’s obligations under the Coconino Loan Agreement are unsecured.

The proceeds of the sale of the Coconino Bonds will be applied to redeem, at par on November 2, 2009, a corresponding principal amount of bonds, bearing interest at the rate of 7.0%, previously issued by the Coconino PCC for TEP’s benefit.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indentures and Loan Agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Change in Control Agreements

Effective as of October 9, 2009, the existing change in control agreements of certain executive officers of UniSource Energy Corporation (UniSource Energy) and TEP were amended and restated to, among other things, amend the definition of change in control and the circumstances under which payments would be payable under such agreements. The change in control agreements of the following executive officers of UniSource Energy and TEP were amended and restated: Michael J. DeConcini, Senior Vice President and Chief Operating Officer; Kevin P. Larson, Senior Vice President, Chief Financial Officer and Treasurer; and Karen G. Kissinger, Vice President, Controller and Chief Compliance Officer. In addition, on such date, Raymond S. Heyman, Senior Vice President and General Counsel of UniSource Energy and TEP entered into a change in control agreement. Mr. Heyman had not previously been a party to a change in control agreement. By amending the existing agreements, UniSource Energy and TEP intend to revise the circumstances in which amounts may be payable under the agreements in a manner consistent with current corporate governance practices. The amendments to the agreements of Messrs. and Ms. DeConcini, Larson and Kissinger have not extended the term of the agreements or materially modified the form or amount of severance payments which could be paid to such officers.

For the purpose of the agreements, a “Change in Control”, is defined to include the acquisition of beneficial ownership of 40% of the common stock of UniSource Energy, certain changes in the Board, the closing of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The agreements further provide that a Change in Control will not be deemed to have occurred until the receipt of final regulatory approval, the close of the transaction, and the transaction constitutes a “change in control event” under the applicable Treasury Regulations. The agreements also provide that the officer shall be employed by UniSource Energy or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits which are at least equal to his then current compensation and benefits, for an employment period of five years (two years in the case of Mr. Heyman’s agreement) after a Change in Control (subject to earlier termination for cause or the officer’s termination for good reason).

The agreements for Messrs. and Ms. DeConcini, Larson and Kissinger are in effect until March 3, 2010; provided, however, that if a Change in Control occurs on or before March 3, 2010 the agreements will be extended until five years after the Change in Control. Upon the expiration of their agreements Messrs. and Ms. DeConcini, Larson and Kissinger will be offered a new agreement with the same terms as the agreement for Mr. Heyman.

The agreement for Mr. Heyman is initially in effect until December 31, 2010 and is automatically renewed at the end of term for an additional year unless UniSource Energy provides prior notice that the term won’t be so renewed. If a Change in Control occurs during the term of Mr. Heyman’s agreement, the scheduled expiration date is extended for a term ending on the 24-month anniversary of the Change in Control.

During the term of the agreements, in the event that there is a Change in Control and an officer’s employment is terminated by TEP or UniSource Energy (with the exception of termination for cause as defined in the agreements), or if the officer terminates employment for good reason as defined in the agreements.

In the case of Messrs. and Ms. DeConcini, Larson and Kissinger, the severance benefits are in the form of: (a) a lump sum payment equal to three times the sum of annual salary and annual target bonus and a prorated target bonus for the year of termination (“cash severance”), (b) the present value of the additional amount (including any amount under the TEP excess benefit plan) the officer would have received under the TEP retirement program if the officer had continued to be employed for the five-year period after a Change in Control occurs, plus (c) the present value of any officer award under the UniSource 2006 Omnibus Plan or any successor plan, which is outstanding at the time of the officer’s termination (whether vested or not), prorated based on length of service. Such officer is also entitled to continue to participate in the TEP health, death and disability benefit plans for five years after the termination. The amended agreements further provide that TEP will make a payment to the officer to offset any golden parachute excise taxes that may be imposed in accordance with Code sections 280G and 4999. Any payments made in respect of such excise taxes are not deductible by TEP. Under the amended agreements cash severance would also be paid under the agreements if an officer dies or becomes disabled within five years of any subsequent Change in Control.

In the case of Mr. Heyman, the severance benefits are in the form of (i) a lump sum payment equal to one and one half times the sum of Mr. Heyman’s annual salary and the average annual bonus to which Mr. Heyman was entitled for the three calendar years prior to termination of employment and (ii) a prorated target bonus for the year of termination. Mr. Heyman is also entitled to continue to participate in the TEP health, death and disability benefit plans for eighteen months after the termination. Instead of a payment to offset any golden parachute excise taxes that may be imposed in accordance with Code sections 280G and 4999, Mr. Heyman’s agreement provides for a reduction in severance benefits to $1.00 less than the maximum amount that may be received without becoming subject to the excise tax (i.e., three times average taxable compensation from UniSource Energy for the five calendar years ended prior to the Change in Control, minus $1.00).

The severance benefits payable to each of Messrs. and Ms. DeConcini, Larson, Heyman, and Kissinger are additionally conditioned on the officer executing a release of all claims against TEP and its subsidiaries and affiliates, and on the officer remaining in compliance with the agreements’ intellectual property provisions and restrictive covenants.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4(a) Indenture of Trust, dated as of October 1, 2009, between The Industrial Development Authority of the County of Pima and U.S. Bank Trust National Association authorizing Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company San Juan Project).

4(b) Loan Agreement, dated as of October 1, 2009, between The Industrial Development Authority of the County of Pima and TEP relating to Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company San Juan Project).

4(c) Indenture of Trust, dated as of October 1, 2009, between Coconino County, Arizona Pollution Control Corporation and U.S. Bank Trust National Association authorizing Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company Navajo Project).

4(d) Loan Agreement, dated as of October 1, 2009, between Coconino County, Arizona Pollution Control Corporation and TEP relating to Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company Navajo Project).

10(a) Amended and Restated Officer Change in Control Agreement, dated as of October 9, 2009, between Tucson Electric Power Company and Michael J. DeConcini (including a schedule of other officers who are covered by substantially identical agreements).

10(b) Officer Change in Control Agreement, dated as of October 9, 2009, between UniSource Energy Corporation and Raymond S. Heyman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION
Date: October 13, 2009	(Registrant)

/ s / Kevin P. Larson

Senior Vice President and Chief Financial Officer

Date: October 13, 2009	TUCSON ELECTRIC POWER COMPANY

(Registrant)

/ s / Kevin P. Larson

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4(a)	Indenture of Trust, dated as of October 1, 2009, between The Industrial Development Authority of the County of Pima and U.S. Bank Trust National Association authorizing Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company San Juan Project).

4(b)	Loan Agreement, dated as of October 1, 2009, between The Industrial Development Authority of the County of Pima and TEP relating to Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company San Juan Project).

4(c)	Indenture of Trust, dated as of October 1, 2009, between Coconino County, Arizona Pollution Control Corporation and U.S. Bank Trust National Association authorizing Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company Navajo Project).

4(d)	Loan Agreement, dated as of October 1, 2009, between Coconino County, Arizona Pollution Control Corporation and TEP relating to Pollution Control Revenue Bonds, 2009 Series A (Tucson Electric Power Company Navajo Project).

10(a)	Amended and Restated Officer Change in Control Agreement, dated as of October 9, 2009, between Tucson Electric Power Company and Michael J. DeConcini (including a schedule of other officers who are covered by substantially identical agreements).

10(b)	Officer Change in Control Agreement, dated as of October 9, 2009, between UniSource Energy Corporation and Raymond S. Heyman.